ATTORNEY'S CONSENT

We consent to the use of our firm's name in AMendment Number 2 to the Registration Statement of Beta Oil & Gas, Inc.


/s/ Lawrence Horwitz, VP
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HORWITZ & BEAM, INC.
Irvine, California
Dated: April 30, 1999